Exhibit 10.1

FIRST MID-ILLINOIS BANCSHARES, INC.
2017 STOCK INCENTIVE PLAN
STOCK UNIT AWARD AGREEMENT
Award. First Mid-Illinois Bancshares, Inc. (the “Company”) hereby grants the following Stock Unit Award as of __________, 20___ (the “Grant Date”) relating to shares of the common stock of the Company (the “Shares”) to _________________________ (the “Employee”), subject in all respects to the terms and conditions of the First Mid-Illinois Bancshares, Inc. 2017 Stock Incentive Plan (the “Plan”) and such other terms and conditions as are set forth herein.
Target Number of Shares Subject to Stock Unit Award: ________________
Performance Period: January 1, 20___ to December 31, 20___

Acceptance By Employee. Receipt of the Stock Unit Award is conditioned on the Employee’s execution of this Agreement and return of an executed copy to the Company no later than _____________________. If the Employee fails to return this executed Agreement by the due date, the Stock Unit Award shall be forfeited to the Company.
1.Performance-Based Stock Unit Award.

(a)After the end of the Performance Period set forth above, the target number of Shares subject to the Stock Unit Award shall be adjusted based on the level of achievement of the performance goal(s) established with respect to the Performance Period as set forth in the attached Exhibit A.

(b)Subject to Sections 4 and 10 below, the Employee shall become vested in, and entitled to receive, the Shares as adjusted pursuant to Exhibit A as of the end of the Performance Period.

2.Award Account. The Company shall maintain an account on its books in the name of the Employee (the “Award Account”) that shall reflect the number of Shares subject to the Employee’s Stock Unit Award as well as related dividend equivalents.

3.Dividend Equivalents. Upon the payment of any dividends on Shares that occurs during the period preceding the earlier of the date of vesting of the Employee’s Stock Unit Award or the date the Employee’s Stock Unit Award is forfeited as described in Section 4, the Company shall credit the Employee’s Award Account with an amount equal in value to the dividends the Employee would have received had the Employee been the actual owner of the number of Shares subject to the Stock Unit Award on such date. Such amounts shall be paid to the Employee in cash at the time and to the extent the related Stock Unit Award vests. The amount payable to the Employee shall be adjusted to reflect any adjustment made to the related Stock Unit Award pursuant to Appendix A (which shall be determined by multiplying such amount by the percentage adjustment made to the related Stock Unit Award). Any such dividend equivalents relating to the Stock Unit Award that is forfeited shall also be forfeited.

4.Vesting.

Notwithstanding Section 1:
(a)The Employee shall not become vested in, or be entitled to receive any Shares with respect to, the Stock Unit Award if the Employee does not remain continuously employed by the Company or any Subsidiary from the Grant Date until the last day of the Performance Period; provided that (i) if the Employee voluntarily terminates employment after attaining age 66, he will vest in, and become entitled to receive, the target number of Shares subject to the outstanding Stock Unit Award; and (ii) if the Employee’s employment terminates due to death or Disability, he will vest in, and become entitled to receive, a prorata portion of the target number of Shares subject to the outstanding Stock Unit Award based on the number of days of employment during the Performance Period. (“Disability” means as defined under the Company’s long-term disability plan for employees, or if there is none, a physical or mental disability that impairs the Employee’s ability to substantially perform his current duties for a period of at least 12 consecutive months, as determined by the Committee in its sole discretion.)

(b)In the case of an Employee who is also a director of the Company, if the Employee’s employment with the Company and all Subsidiaries terminates before the Stock Unit Award is otherwise vested, but the Employee remains a director, the Employee’s service on the Board will be considered employment with the Company, and the Employee’s Stock Unit Award will continue to vest while his service on the Board continues. Any subsequent termination of service on the Board will be considered termination of employment, and vesting in the Stock Unit Award will be determined as of the date of such termination of employment.

(c)Shares that do not vest will be forfeited back to the Company.
The foregoing provisions of this Section 4 shall be subject to the provisions of any written employment agreement or severance agreement that has been or may be executed by the Employee and the Company, and the provisions in such employment agreement or severance agreement concerning the vesting of an Stock Unit Award in connection with the Employee’s termination of employment shall supersede any inconsistent or contrary provision of this Section 4.
5.Adjustment of Awards. The number of Shares subject to the Stock Unit Award shall be adjusted by the Committee as described in Exhibit A; provided that any Stock Unit Award or portion thereof that vests in accordance with Section 4(a)(i) or (ii) prior to the end of the applicable Performance Period shall not be adjusted pursuant to Exhibit A.

6.Settlement of Awards.

(a)If an Employee becomes vested in his Stock Unit Award in accordance with Section 1, the Company shall distribute to him, or his personal representative, beneficiary or estate, as applicable, the number of Shares subject to the Stock Unit Award, as adjusted in accordance with Section 5, if applicable.

(b)The Employee shall be entitled to receive the cash value of dividend equivalents payable with respect to a vested Stock Unit Award.

(c)Distribution of Shares and cash in settlement of the Stock Unit Award and related dividend equivalents shall be made as soon as practicable after the date vesting occurs, but no later than the March 15th following the last day of the calendar year in which the Stock Unit Award vests. In lieu of Share certificates, the Company in its sole discretion may reflect the issuance of Shares on a non-certificated basis via book-entry in the records of the Company’s transfer agent.

7.Withholding Taxes. Prior to any distribution to the Employee, the Employee shall pay to the Company an amount sufficient to satisfy all minimum Federal, state and local withholding tax requirements. Payment of such taxes shall be made by directing the Company to withhold the cash portion of the distribution and/or such number of Shares otherwise issuable in connection with the Stock Unit Award with a fair market value equal to the amount of tax to be withheld.

8.Rights as Stockholder. Prior to the settlement of the Stock Unit Award, the Employee shall not be entitled to any of the rights of a stockholder of the Company with respect to any Stock Unit Award.

9.Award Not Transferrable. The Stock Unit Award may not be transferred other than by will or the applicable laws of descent or distribution or pursuant to a qualified domestic relations order. The Stock Unit Award shall not otherwise be assigned, transferred, or pledged for any purpose whatsoever and is not subject, in whole or in part, to attachment, execution or levy of any kind. Any attempted assignment, transfer, pledge, or encumbrance of the Stock Unit Award, other than in accordance with its terms, shall be void and of no effect.

10.Change in Control.

(a)In the event of a Change in Control, unless the Stock Unit Award is continued or assumed by a public company, it shall become fully vested immediately prior to the Change in Control at the target level (or higher level if the Committee determines that such higher level was already attained at the time of the Change in Control).

(b)If the Stock Unit Award is continued or assumed by a public company, and within two years following the Change in Control either the Employee’s employment is terminated by the company or any of its subsidiaries without Cause or the Employee terminates his employment with the company and all of its subsidiaries for Good Reason, the Stock Unit Award shall become fully vested at target level (or higher level if the Committee determines that such higher level was already attained at the time of such termination of employment).

(c)For purposes of this Agreement, (i) “Cause” means the Employee’s (A) conviction in a court of law of (or entering a plea of guilty or no contest to) any crime or offense involving fraud, dishonesty or breach of trust or involving a felony; (B) performance of any act which, if known to the customers, clients, stockholders or regulators of the company, would materially and adversely impact the business of the company; (C) act or omission that causes a regulatory body with jurisdiction over the company to demand, request, or recommend that the Employee be suspended or removed from any position in which the Employee serves with the company; (D) substantial nonperformance of any of the Employee’s obligations under any employment agreement or severance agreement between him and the company; (E) material misappropriation of or intentional material damage to the property or business of the company or any subsidiary; or (F) a breach of any confidential information or non-compete or non-solicitation agreement between the Employee and the company; and (ii) “Good Reason” means the occurrence of one of the following events without the Employee’s written consent: (A) a material diminution in the Employee’s position, authority or responsibility; (B) a material reduction in the Employee’s total compensation (including benefits and annual and long-term incentive opportunity) from then-current levels; (C) a relocation of the Employee’s primary place of employment of at least 30 miles; or (D) the company materially breaches any employment agreement or severance agreement between the company and the Employee.

11.Provisions Regarding Code §409A. If at the time of the Employee’s termination of employment for reasons other than death he is a “Key Employee” as determined in accordance with the procedures set forth in Treas. Reg. §1.409A-1(i), any Shares or cash payable to the Employee pursuant to this Agreement that are subject to Section 409A of the Internal Revenue Code shall not be paid until six months following the Employee’s termination of employment, or if earlier, the Employee’s subsequent death.

12.Clawback or Recoupment. The Employee agrees and acknowledges that this Stock Unit Award and Agreement is subject to the terms of any Company clawback or recoupment policy.

13.Committee Determinations. The Committee shall make all determinations concerning the rights to benefits under the Plan.

14.Defined Terms. Capitalized terms used in this Agreement shall be as defined in the Plan.

Dated: _____________________________	First Mid-Illinois Bancshares, Inc. By: ___________________________________ Joseph R. Dively President and CEO

ATTEST:

The Employee acknowledges that he has received a copy of the Plan and Prospectus and is familiar with the terms and conditions set forth therein. The Employee agrees to accept as binding, conclusive, and final all decisions and interpretations of the Committee.

Dated: _____________________________	By: ___________________________________

First Mid-Illinois Bancshares, Inc.
2017 Stock Incentive Plan
Stock Unit Award Agreement
Exhibit A
Performance Stock Unit Award

Performance Goal (50%): _________*    Performance Goal (50%): _________*
Threshold:     _________        Threshold:     _________
Target:         _________        Target:          _________
Maximum:     _________        Maximum:     _________
*The performance goal may be adjusted for external extraordinary factors, including acquisition expenses, extraordinary charges, losses from discontinued operations, restatements and accounting charges and restructuring expenses, as may be determined by the Committee.
At the end of the three-year Performance Period (December 31, _____), each 50% portion of the Shares subject to the Stock Unit Award will be multiplied by the percentage set forth below, which is based on the level of attainment of the performance goal for the Performance Period:

Performance Level	Percentage
< Threshold	0%
Threshold	70%
Target	100%
Maximum	125%

For achievement between threshold and target and between target and maximum, the percentage will be adjusted on the basis of straight line interpolation. Fractional Shares will be rounded up.

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